Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Third Quarter 2022 Results
Revenue of $92.8 million, up 0.3% from Q3 2021
Net loss of $52.4 million versus net income of $2.0 million in Q3 2021
Adjusted EBITDA of $11.7 million, up 4.0% from Q3 2021
Updating 2022 revenue guidance and maintaining adjusted EBITDA margin guidance
RESTON, Va., November 8, 2022 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2022.
Q3 2022 Financial Highlights
•Revenue for the third quarter was $92.8 million compared to $92.5 million in Q3 2021
•Cross Platform Solutions revenue grew 14.0% year over year to $40.4 million, driven by local and national TV measurement and a continued rebound in Movies
•Digital Ad Solutions revenue declined 8.2% to $52.4 million due to slower ad spend, which impacted Activation and other digital products
•Net loss of $52.4 million compared to net income of $2.0 million in Q3 2021, resulting primarily from a non-cash goodwill impairment charge of $46.3 million and restructuring costs of $5.8 million in Q3 2022
•Adjusted EBITDA of $11.7 million compared to $11.3 million in Q3 2021
Recent Business Developments
•Launched Comscore TV Pulse, which provides content measurement data within 48 hours nationally and to all 210 local markets
•Entered into two new currency partnerships – one with Dentsu that enables the agency network to shift local TV buying to a Comscore-based currency, supporting transactions on advanced audiences in all 210 markets, and the other with Fox Television Stations, which allows the local TV broadcaster to leverage a Comscore-based currency to support transactions on advanced audiences across its entire owned and operated footprint
•Expanded a multiyear contract with Scripps, which now includes using Comscore as currency for all Scripps local stations, adding 16 new markets to our existing relationship
•Partnered with FreeWheel to launch advanced Connected TV ("CTV") contextual targeting capabilities on Beeswax, FreeWheel's demand-side platform, which provides media buyers with access to Comscore's privacy-forward Predictive Audiences and CTV brand protection offering for premium video
•Released a new user interface for Comscore Campaign Ratings, which is now the only cross-platform campaign measurement product in the market that can provide deduplicated reach for display and video across desktop, mobile, linear, and CTV in a single report
•Extended Charter's endorsement of Comscore as its preferred local measurement provider to seven years (from five) with an option to extend for the full 10-year contract term

"Since stepping into the CEO role in July, I’ve been laser focused on improving speed, execution and profitability. In the third quarter, we rounded out our executive team with leadership positions that I believe are critical to the success of Comscore. We committed to delivering faster data to our customers, and in September we rolled out our Comscore TV Pulse data with a delivery speed of 48 hours. We also announced a restructuring plan as a first step in becoming more cost efficient and better aligning our operating structure and resources to our strategic priorities. We continue to see momentum in our local and national television businesses, and even though the current economic environment is challenging for our industry, we are excited about what's ahead for Comscore," said Jon Carpenter, CEO of Comscore.

Third Quarter Summary Results
Revenue in the third quarter was $92.8 million, up 0.3% from $92.5 million in Q3 2021, driven by double-digit growth in Cross Platform Solutions revenue from local and national TV measurement and the continued rebound in our Movies business. We saw a decline in Digital Ad Solutions revenue from Q3 2021 primarily as a result of slower ad spend, which impacted Activation and other digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $90.4 million, flat to $90.3 million in Q3 2021. We also incurred restructuring costs of $5.8 million in connection with the restructuring plan announced in September 2022.
Due in part to a decline in our stock price and market capitalization, we performed an interim review of our goodwill at quarter-end, resulting in a non-cash goodwill impairment charge of $46.3 million as of September 30, 2022. This charge does not directly impact the Company's liquidity, cash flows, or future operations.
Primarily due to the goodwill impairment charge and restructuring costs, net loss for the quarter was $52.4 million, compared to net income of $2.0 million in Q3 2021. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.60), compared to a loss per share of $(0.02) in Q3 2021.
Adjusted EBITDA for the quarter was $11.7 million, compared to $11.3 million in Q3 2021, resulting in adjusted EBITDA margins of 12.6% and 12.2%, respectively. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, change in fair value of contingent consideration, financing derivatives and warrants liability, debt extinguishment costs, amortization of cloud-computing implementation costs, impairment of goodwill, restructuring costs, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of September 30, 2022, cash, cash equivalents and restricted cash totaled $25.5 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $20.0 million.
2022 Outlook
Based on current trends and expectations, we are lowering our 2022 revenue growth estimate to low single digits and are reaffirming that our adjusted EBITDA margin is expected to exceed 9% for the year.
We do not provide GAAP net (loss) income on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net (loss) income, on a forward-looking basis.
Conference Call Information for Today, Tuesday, November 8, 2022 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, November 8, 2022 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, OTT and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for future periods, the impact of new customer contracts and partnerships on our business and revenue prospects, evolving economic and industry trends, currency opportunities, product development and innovation, and restructuring plans and cost-reduction initiatives. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition, including changes or declines in ad spending; evolving privacy and regulatory standards; the continuing impact of the Covid-19 pandemic and related government mandates; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net (loss) income, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net (loss) income. These reconciliations should be carefully evaluated.
Press
Bill Daddi
Daddi Brand Communications
917-620-3717
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2022	December 31, 2021
(In thousands, except share and par value data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,086	$21,854
Restricted cash	425	425
Accounts receivable, net of allowances of $677 and $1,173, respectively	48,223	72,059
Prepaid expenses and other current assets	15,207	14,769
Total current assets	88,941	109,107
Property and equipment, net	36,661	36,451
Operating right-of-use assets	25,422	29,186
Deferred tax assets	2,636	2,811
Intangible assets, net	19,622	39,945
Goodwill	386,245	435,711
Other non-current assets	11,546	10,263
Total assets	$571,073	$663,474
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$28,763	$23,575
Accrued expenses	41,642	45,264
Contract liabilities	52,564	54,011
Customer advances	10,633	11,613
Current operating lease liabilities	7,667	7,538
Warrants liability	2,049	10,520
Other current liabilities	12,321	12,850
Total current liabilities	155,639	165,371
Non-current operating lease liabilities	31,184	36,055
Non-current portion of accrued data costs	23,230	16,005
Revolving line of credit	16,000	16,000
Deferred tax liabilities	2,145	2,103
Other non-current liabilities	13,035	16,879
Total liabilities	241,233	252,413
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 shares authorized, issued and outstanding as of September 30, 2022 and December 31, 2021; aggregate liquidation preference of $207,953 as of September 30, 2022, and $211,863 as of December 31, 2021	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 shares authorized as of September 30, 2022 and December 31, 2021, respectively; no shares issued or outstanding as of September 30, 2022 or December 31, 2021	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 98,774,405 shares issued and 92,009,609 shares outstanding as of September 30, 2022, and 97,172,086 shares issued and 90,407,290 shares outstanding as of December 31, 2021	92	90
Additional paid-in capital	1,690,609	1,683,883
Accumulated other comprehensive loss	(21,736)	(12,098)
Accumulated deficit	(1,297,026)	(1,218,715)
Treasury stock, at cost, 6,764,796 shares as of September 30, 2022 and December 31, 2021	(229,984)	(229,984)
Total stockholders' equity	141,955	223,176
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$571,073	$663,474

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues	$92,783	$92,487	$278,183	$270,476

Cost of revenues (1) (2)	51,530	49,179	155,915	153,267
Selling and marketing (1) (2)	17,199	15,212	51,850	49,569
Research and development (1) (2)	8,741	9,051	28,190	29,536
General and administrative (1) (2)	12,899	16,895	48,119	45,609
Amortization of intangible assets	6,772	6,172	20,323	18,866
Restructuring	5,784	—	5,784	—
Impairment of goodwill	46,300	—	46,300	—
Total expenses from operations	149,225	96,509	356,481	296,847
Loss from operations	(56,442)	(4,022)	(78,298)	(26,371)
Other income (expense), net	1,477	5,713	8,467	(9,069)
Gain from foreign currency transactions	2,781	1,180	5,728	1,884
Interest expense, net	(284)	(169)	(660)	(7,569)
Loss on extinguishment of debt	—	—	—	(9,629)
(Loss) income before income taxes	(52,468)	2,702	(64,763)	(50,754)
Income tax benefit (provision)	86	(722)	(1,945)	(2,166)
Net (loss) income	$(52,382)	$1,980	$(66,708)	$(52,920)
Net loss available to common stockholders:
Net (loss) income	$(52,382)	$1,980	$(66,708)	$(52,920)
Convertible redeemable preferred stock dividends	(3,910)	(3,910)	(11,603)	(8,713)
Total net loss available to common stockholders:	$(56,292)	$(1,930)	$(78,311)	$(61,633)
Net loss per common share:
Basic and diluted	$(0.60)	$(0.02)	$(0.85)	$(0.77)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	93,347,017	82,185,009	92,380,984	79,951,857
Comprehensive (loss) income:
Net (loss) income	$(52,382)	$1,980	$(66,708)	$(52,920)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(4,553)	(1,917)	(9,638)	(3,337)
Total comprehensive (loss) income	$(56,935)	$63	$(76,346)	$(56,257)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenues	$155	$231	$877	$1,554
Selling and marketing	132	208	804	1,679
Research and development	116	170	627	1,162
General and administrative	1,013	2,425	4,906	6,761
Total stock-based compensation expense	$1,416	$3,034	$7,214	$11,156

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2022	2021
Operating activities:
Net loss	$(66,708)	$(52,920)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangible assets	20,323	18,866
Depreciation	12,542	11,873
Stock-based compensation expense	7,214	11,156
Non-cash operating lease expense	4,540	3,952
Change in fair value of contingent consideration liability	2,447	—
Amortization expense of finance leases	1,875	1,485
Deferred tax (benefit) provision	(90)	652
Change in fair value of warrants liability	(8,471)	10,938
Loss on extinguishment of debt	—	9,629
Non-cash interest expense on senior secured convertible notes	—	4,692
Impairment of goodwill	46,300	—
Other	1,456	660
Changes in operating assets and liabilities:
Accounts receivable	22,143	(12,661)
Prepaid expenses and other assets	(1,081)	283
Accounts payable, accrued expenses and other liabilities	3,159	6,632
Contract liabilities and customer advances	(3,448)	(12,563)
Operating lease liabilities	(5,665)	(3,795)
Net cash provided by (used in) operating activities	36,536	(1,121)

Investing activities:
Capitalized internal-use software costs	(12,402)	(10,925)
Purchases of property and equipment	(823)	(744)
Net cash used in investing activities	(13,225)	(11,669)

Financing activities:
Payments for dividends on convertible redeemable preferred stock	(15,512)	(4,760)
Principal payments on finance leases	(2,004)	(1,475)
Principal payment and extinguishment costs on senior secured convertible notes	—	(204,014)
Principal payment and extinguishment costs on secured term note	—	(14,031)
Proceeds from borrowing on revolving line of credit	—	16,000
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	—	188,183
Other	(61)	(429)
Net cash used in financing activities	(17,577)	(20,526)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,502)	(691)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,232	(34,007)
Cash, cash equivalents and restricted cash at beginning of period	22,279	50,741
Cash, cash equivalents and restricted cash at end of period	$25,511	$16,734

	As of September 30,
	2022	2021
Cash and cash equivalents	$25,086	$15,940
Restricted cash	425	794
Total cash, cash equivalents and restricted cash	$25,511	$16,734

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net (loss) income to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022 (Unaudited)	2021 (Unaudited)	2022 (Unaudited)	2021 (Unaudited)
GAAP net (loss) income	$(52,382)	$1,980	$(66,708)	$(52,920)

Amortization of intangible assets	6,772	6,172	20,323	18,866
Depreciation	4,186	3,882	12,542	11,873
Amortization expense of finance leases	515	543	1,875	1,484
Income tax (benefit) provision	(86)	722	1,945	2,166
Interest expense, net	284	169	660	7,569
EBITDA	(40,711)	13,468	(29,363)	(10,962)

Adjustments:
Stock-based compensation expense	1,416	3,034	7,214	11,156
Amortization of cloud-computing implementation costs	358	342	1,076	342
Change in fair value of contingent consideration liability	44	—	2,447	—
Loss on extinguishment of debt	—	—	—	9,629
Restructuring	5,784	—	5,784	—
Impairment of goodwill	46,300	—	46,300	—
Other (income) expense, net (1)	(1,476)	(5,582)	(8,464)	9,288
Non-GAAP adjusted EBITDA	$11,715	$11,262	$24,994	$19,453
Non-GAAP adjusted EBITDA margin (2)	12.6%	12.2%	9.0%	7.2%
(1) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of financing derivatives, interest make-whole derivative and warrants liability included in other income (expense), net on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.
We do not provide GAAP net (loss) income on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net (loss) income, on a forward-looking basis.

Revenues
Revenues from our two offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2022 (Unaudited)	% of Revenue	2021 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$52,360	56.4%	$57,039	61.7%	$(4,679)	(8.2)%
Cross Platform Solutions(1)	40,423	43.6%	35,448	38.3%	4,975	14.0%
Total revenues	$92,783	100.0%	$92,487	100.0%	$296	0.3%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $7.9 million in the third quarter of 2021 to $8.7 million in the third quarter of 2022.

	Nine Months Ended September 30,
(In thousands)	2022 (Unaudited)	% of Revenue	2021 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$157,127	56.5%	$162,581	60.1%	$(5,454)	(3.4)%
Cross Platform Solutions(1)	121,056	43.5%	107,895	39.9%	13,161	12.2%
Total revenues	$278,183	100.0%	$270,476	100.0%	$7,707	2.8%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $22.2 million in the first nine months of 2021 to $25.3 million in the first nine months of 2022.